UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 23, 2013

Wesco Aircraft Holdings, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35235	20-5441563
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27727 Avenue Scott

Valencia, California 91355

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (661) 775-7200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders

(a) On January 23, 2013, Wesco Aircraft Holdings, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”).

(b) At the Annual Meeting, the Company’s stockholders considered and voted upon the following proposals:

1.              The election of three directors (Paul E. Fulchino, Scott E. Kuechle and Robert D. Paulson) to serve as Class II directors for a term of three years and until their successors are duly elected and qualified;

2.              The approval, by a non-binding advisory vote, of the Company’s executive compensation; and

3.              The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending September 30, 2013.

Proposal 1 – Election of Directors

The following table sets forth the number of votes in favor, the number of votes withheld and the number of broker non-votes with respect to Proposal 1, the election of Class I directors:

Director	Votes in Favor	Votes Withheld	Broker Non-Votes
Paul E. Fulchino	87,344,375	112,232	3,808,127
Scott E. Kuechle	87,329,576	127,031	3,808,127
Robert D. Paulson	87,187,425	269,182	3,808,127

Proposal 2 – Approval on an Advisory Basis of the Company’s Executive Compensation

The following table sets forth the number of votes in favor, the number of votes against, the number of abstentions and the number of broker non-votes with respect to Proposal 2, the approval, by a non-binding advisory vote, of the Company’s executive compensation:

Votes in Favor	Votes Against	Abstentions	Broker Non-Votes
87,450,763	5,844	0	3,808,127

Proposal 3 – Ratification of Appointment of Independent Auditors

The following table sets forth the number of votes in favor, the number of votes against and the number of abstentions with respect to the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending September 30, 2013:

Votes in Favor	Votes Against	Abstentions
90,993,192	271,542	0

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 28, 2013	WESCO AIRCRAFT HOLDINGS, INC.

	By:	/s/ Gregory A. Hann
Gregory A. Hann Executive Vice President and Chief Financial Officer

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